FORM 10f-3

                              THE BLACKROCK FUNDS

                        Record of Securities Purchased
                   Under the Trust's Rule 10f-3 Procedures

1.  Name of Purchasing Portfolio: Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Strategic
Bond Trust (BHD), BlackRock Core Bond Trust (BHK),
BlackRock High Yield Trust (BHY), BlackRock High
Income Fund (BR-HIINC), BlackRock High Yield Bond
Portfolio (BR-HIYLD), BlackRock High Income Portfolio
(Ins-Series) (BVA-HI), BlackRock High Income V.I. Fund
(Ins-Var Ser) (BVA-HY), BlackRock Corporate High Yield
Fund, Inc. (COY), BlackRock Corporate High Yield Fund
III, Inc. (CYE), BlackRock High Income Shares (HIS),
BlackRock Corporate High Yield Fund VI, Inc. (HYT),
BlackRock Corporate High Yield Fund V, Inc. (HYV),
MIST BlackRock High Yield Portfolio (MIST-HY)

2.   Issuer:   Steel Dynamics, Inc.
3.  Date of Purchase:  6/3/2009

4.  Underwriter from whom purchased:  Goldman, Sachs & Co.

5.  Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.  List Members of Underwriting Syndicate:
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Goldman, Sachs & Co., Morgan Stanley & Co.
Incorporated, J.P. Morgan Securities Inc., ABN AMRO
Incorporated, PNC Capital Markets LLC

6.  Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):  (BATS-HINC) $100,000 out of
$250,000,000; (BHD) $95,000 out of $250,000,000; (BHK)
$380,000 out of $250,000,000; (BHY) $40,000 out of
$250,000,000; (BR-HIINC) $1,115,000 out of
$250,000,000; (BR-HIYLD) $2,250,000 out of
$250,000,000; (BVA-HI) $50,000 out of $250,000,000;
(BVA-HY) $130,000 out of $250,000,000; (COY) $220,000
out of $250,000,000; (CYE) $235,000 out of
$250,000,000; (HIS) $110,000 out of $250,000,000;
(HYT) $375,000 out of $250,000,000; (HYV) $350,000 out
of $250,000,000; (MIST-HY) $625,000 out of
$250,000,000

7.  Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $7,500,000 out of
$250,000,000

8.  Purchase price (net of fees and expenses):  $100

9. Date offering commenced (if different from Date of Purchase):

10. Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:    Yes or No

a.  The securities are part of an issue registered
    under the Securities Act of 1933, as amended, which
    is being offered to the public, or are Eligible
    Municipal Securities, or are securities sold in an
    Eligible Foreign Offering or are securities sold in an
    Eligible Rule 144A Offering or part of an issue of
    government securities.           Yes

  b.  The securities were purchased prior to the
    end of the first day on which any sales
    were made, at a price that was not more
    than the price paid by each other
    purchaser of securities in that offering
    or in any concurrent offering of the
    securities (except, in the case of an
    Eligible Foreign Offering, for any rights
    to purchase required by laws to be granted
    to existing security holders of the
    Issuer) or, if a rights offering, the
    securities were purchased on or before the
    fourth day preceding the day on which the
    rights offering terminated.       Yes

  c.  The underwriting was a firm commitment
    underwriting.           Yes

  d.  The commission, spread or profit was
    reasonable and fair in relation to that
    being received by others for underwriting similar securities during the same period. Yes

  e.  In respect of any securities other than
      Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
      (including the operations of predecessors).
       Yes

f.    Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?         Yes

Approved by: _  _Mitchell Garfin      Date:       6/30/09